UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2025

Aris Water Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 400

Houston, Texas 77024

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(832) 304-7003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2025, Aris Water Solutions, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were asked to (i) elect three Class I Directors to serve on the Board of Directors of the Company until the Company’s 2028 Annual Meeting of Stockholders and (ii) ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Each of these items is more fully described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 9, 2025. The results of the matters voted upon at the Annual Meeting are set forth below:

Proposal No. 1 - Election of Directors: The Company’s stockholders elected the three individuals listed below to serve as Class I Directors of the Company until the Company’s 2028 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Amanda M. Brock	40,127,811	9,549,113	4,412,707
Jacinto J. Hernandez	39,827,402	9,849,522	4,412,707
W. Howard Keenan, Jr.	34,483,865	15,193,059	4,412,707

Proposal No. 2 - Ratification of the Appointment of BDO USA, P.C.: The Company’s stockholders ratified the appointment of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The voting results were as follows:

For	Against	Abstain
54,026,052	59,990	3,589

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025

ARIS WATER SOLUTIONS, INC.

By:	/s/ Robert W. Hunt Jr.
Name:	Robert W. Hunt Jr.
Title:	Chief Legal Officer and Corporate Secretary